UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

2999 NE 191st Street, Ste 500, Aventura Florida 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into the amended and restated exchange agreement

As previously reported on EzFill Holdings, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2023, on August 10, 2023 the Company, the members (the “Members”) of Next Charging LLC (“Next Charging”) and Michael Farkas, an individual, as the representative of the members (“Members’ Representative”) entered into an Exchange Agreement (the “Original Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging (“Membership Interests”) in exchange for the issuance (“Share Exchange”) by the Company to the Members of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

On November 2, 2023, the Company, the Members and the Members’ Representative executed an amended and restated agreement to replace the Original Exchange Agreement in its entirety (the “Amended and Restated Exchange Agreement”). Upon consummation of the transactions contemplated by the Amended and Restated Exchange Agreement (the “Closing” and, the date of the Closing, the “Closing Date”), Next Charging will become a wholly-owned subsidiary of the Company.

Pursuant to the Amended and Restated Exchange Agreement, Section 2.02(c) (the Exchange) of the Original Exchange Agreement was amended to restate that at the Closing, the Membership Interests will be exchanged for 100,000,000 shares of Common Stock (“Exchange Shares”) which shall be apportioned between the Members pro rata. In the event Next Charging completes the acquisition of the acquisition target as set forth in the Amended and Restated Exchange Agreement’s disclosure schedules (directly or indirectly through Next Charging or through a subsidiary of Next Charging) prior to the Closing, then 70,000,000 Exchange Shares will vest on the Closing Date, and the remaining 30,000,000 Exchange Shares will be subject to vesting or forfeiture. In the event Next Charging does not complete such acquisition prior to the Closing, then 35,000,000 Exchange Shares will vest on the Closing Date, and the remaining 65,000,000 Exchange Shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”).

The Restricted Shares will vest, if at all, according to the following schedule:

(1)	In the event Next Charging does not complete the acquisition of the acquisition target as set forth in the Amended and Restated Exchange Agreement’s disclosure schedules (directly or indirectly through Next Charging or through a subsidiary of Next Charging) prior to the Closing, then 35,000,000 of the Restricted Shares shall vest upon the Company (directly or indirectly through Next Charging or a subsidiary of Next Charging), completing the acquisition of such acquisition target. In the event that the Members’ Representative determines that such an acquisition target as set forth in the Amended and Restated Exchange Agreement’s disclosure schedules is not capable of being acquired, either prior to or after the Closing, then the Members’ Representative and the Company shall negotiate in good faith to determine a replacement acquisition target, which replacement would thereafter be considered as the acquisition target under the Amended and Restated Exchange Agreement; and

(2)	30,000,000 Restricted Shares shall vest upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under Section 2.07(d)(ii) of the Amended and Restated Exchange Agreement).

As an additional condition to be satisfied prior to the Closing, Next Charging is also required to take actions to record the assignment to itself of a patent mentioned in the Amended and Restated Exchange Agreement.

The Members’ Representative is the managing member of Next Charging and has also lent sums amounting to $2,925,000 through issuance of 15 promissory notes to Next Charging. The Members’ Representative is also the beneficial owner of approximately 20% of the Company’s issued and outstanding common stock.

The information set forth above is qualified in its entirety by reference to the Amended and Restated Exchange Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

The securities issuances in accordance with the Amended and Restated Exchange Agreement will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Next Charging represented to the Company that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the shares received in relation to the Stock Exchange are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof. Appropriate legends will be affixed to the shares and any securities issued.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Exchange Agreement dated November 2, 2023 by and among EzFill Holdings, Inc., all members of Next Charging LLC and Michael Farkas, an individual, as the representative of the members of Next Charging LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2023

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer